                                                                   Exhibit 4(e)


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                  FOOTE, CONE & BELDING COMMUNICATIONS, INC.

      This Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 29, 1942 under the name Foote, Cone & Belding, Inc.

      FIRST: The name of the corporation is

      FOOTE, CONE & BELDING COMMUNICATIONS, INC.

      SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted is as follows:

      (a) To carry on the business of a general advertising agency, to deal in advertising in all its forms, and to do all things that may be convenient, useful, auxiliary or incidental to the carrying on of a general advertising agency business; and

      (b) To conduct any lawful business, to exercise any lawful purpose or power, and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which the corporation shall have authority to issue is fifteen million one hundred thousand (15,100,000), divided into two classes as follows:

      (a) One hundred thousand (100,000) shares shall be of the par value of one dollar ($1.00) per share and shall be designated as Preferred Stock; and

      (b) Fifteen million (15,000,000) shares shall be of the par value of thirty-three and one-third cents (33-1/3c) per share and shall be designated as Common Stock.

      The Preferred Stock may be issued from time to time in one or more series, which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority which is hereby expressly vested in the board of directors.

      The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

      (a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the board of directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;

      (b) The rate of dividends, if any, payable on the shares of such series, the conditions upon which and the dates when such dividends shall be payable, whether such dividends shall be cumulative (and, if so, from which date or dates), and whether payable in preference to dividends payable on any other class or classes or any other series of stock;

      (c) Whether or not the shares of such series shall have voting powers and, if voting powers are granted, the extent of such voting powers;

      (d) Whether or not the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      (e) Whether or not the shares of such series shall be entitled to the benefit of a retirement fund or sinking fund and, if so, the terms and conditions of such fund;

      (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of stock of the corporation or of any series thereof and, if made convertible or exchangeable, the conversion price or prices or the rate or rates of exchange and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

      (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up, or merger, consolidation or distribution or sale of assets of the corporation;

      (h) The conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the corporation of the Common Stock or of any other class or series of stock of the corporation ranking junior to the shares of such series as to dividends or upon liquidation;

      (i) The conditions and restrictions, if any, on the creation of indebtedness of the corporation or any subsidiary, or on the authorization or issue of any additional stock of the corporation ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

      (j) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

      Shares of stock of any class of the corporation may be issued by the corporation from time to time for such consideration, not less than the par value thereof, as may be fixed from time to time by the board of directors, and any and all shares so issued, the full consideration for which shall have been paid or delivered, shall be deemed fully paid and non-assessable stock and not liable to any further call or assessment thereon.

     No holder of stock of any class of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to subscribe to any shares of stock of the corporation of any class, now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, or any right to subscribe to any thereof other than such, if any, as the board of directors of the corporation from time to time may fix pursuant to the authority hereby conferred by this Restated Certificate of Incorporation, and the board of directors may issue stock of the corporation, or obligations convertible into stock, without offering such issue of stock or such obligations, either in whole or in part, to the stockholders of the corporation.

     Subject to the provisions of any applicable law or of the by-laws of the corporation, as from time to time amended, with respect to the fixing of a record date for determination of stockholders entitled to vote, and except as otherwise provided by law or by this Restated Certificate of Incorporation or by the resolution or resolutions providing for the issue of any series of Preferred Stock, each holder of shares of Common Stock shall be entitled at any and all meetings of the stockholders of the corporation to one vote for each share of such stock standing in his name on the books of the corporation.

     Subject to any limitations contained in the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the board of directors, out of the assets of the corporation which are by law available therefor, dividends payable in cash, in property or in shares of Common Stock. No dividends other than dividends payable only in shares of Common Stock shall be paid on the Common Stock if cash dividends in full to which all outstanding shares of Preferred Stock of all series shall then be entitled for the then current dividend period and (where such dividends are cumulative) for all past dividend periods shall not have been paid or declared and set apart in full.

     Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled, after payment or provisions for payment of the debts and other liabilities of the corporation and the amounts to which the holders of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the corporation. Neither a consolidation or merger of the corporation with or into any other corporation, nor a merger of any other corporation into the corporation, nor a reorganization of the corporation, nor the purchase or redemption of all or part of the outstanding shares of stock of any class or classes of the corporation, nor a sale or transfer of the property and business of the corporation as or substantially as an entirety, shall be considered a liquidation, dissolution or winding up of the corporation for purposes of the preceding sentence.

     FIFTH: The number of directors of the corporation shall be fixed from time to time by or in the manner provided in the by-laws, and may be increased or decreased as therein provided, but the number thereof may not be less than three.

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     (a) To make, alter or repeal the by-laws of the corporation;

     (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

     (c) To issue bonds, debentures and other obligations, either non-convertible or convertible into the corporation's stock, upon such terms, in such manner and under such conditions in conformity with law as may be fixed by the board of directors prior to the issuance of such bonds, debentures and other obligations;

     (d) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

     (e) To remove at any time any officer elected or appointed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby;

     (f) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; and

     (g) To exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and of the by-laws of the corporation.

     SIXTH: The corporation shall indemnify each present or former director, officer, employee or agent of the corporation and each person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and the heirs, executors and administrators of the foregoing persons, in the manner and to the extent provided in the by-laws of the corporation as the same may be amended from time to time.

     SEVENTH: No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

      (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

      (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (c) The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

      Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

      EIGHTH: No person who was at any time a director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director, except for liability (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Eighth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      NINTH: (1) Any action required or permitted to be taken by the stockholders of the corporation may be effected solely at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

      (2) Meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of directors, by the Chairman of the Board, or by the President. As used in this Restated Certificate of Incorporation, the term "entire board of directors" means the total authorized number of directorships of the corporation, whether or not the directorships are filled at the time.

      TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      The capital of the corporation will not be reduced under or by reason of this Restated Certificate of Incorporation.

      IN WITNESS WHEREOF, FOOTE, CONE & BELDING COMMUNICATIONS, INC. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its Chairman of the Board and attested by its Secretary this 21st day of August, 1991.



                                   FOOTE, CONE & BELDING COMMUNICATIONS, INC.



                                        By  /s/ Bruce Mason
                                            ---------------------------------
                                            Bruce Mason
                                            Chairman of the Board


(Corporate Seal)

ATTEST:


/s/ Charles H. Gunderson
- ----------------------------
Charles H. Gunderson
Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

                           ************************

      Foote, Cone & Belding Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of Foote, Cone & Belding Communications, Inc. (the "Corporation") held on February 17, 1993 resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, filed with the Delaware Secretary of State on August 27, 1991, declaring said amendment to be advisable and directing that said amendment be considered at the annual meeting of the stockholders of the Corporation to be held on May 19, 1993. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation be amended to read as set forth below and that such amendment be submitted to the stockholders of the corporation for approval, all in accordance with the requirements of the Delaware General Corporation Law:

            "Fourth: The total number of shares of stock which the corporation shall have authority to issue is thirty million one hundred thousand (30,100,000), divided into two classes as follows:

            (a) One hundred thousand (100,000) shares shall be of the par value of one dollar ($1.00) per share and shall be designated as Preferred Stock; and

            (b) Thirty million (30,000,000) shares shall be of the par value of thirty-three and one-third cents
         (33-1/3c) per share and shall be designated as Common
         Stock."

     SECOND: That thereafter the annual meeting of the stockholders of the Corporation was duly called, and held on May 19, 1993, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Foote, Cone & Belding Communications, Inc. has caused its corporate seal to be hereto affixed and this certificate to be executed by Michael S. Duffey, its Vice President and Treasurer and attested by Gregory W. Blaine, its Secretary, this 19th day of May, 1993.




                                              /s/ Michael S. Duffey
                                              ----------------------------
                                              Vice President and Treasurer


ATTEST:



/s/ Gregory W. Blaine
- ---------------------
      Secretary


(CORPORATE SEAL)

                            CERTIFICATE OF AMENDMENT

                                 OF

                          CERTIFICATE OF INCORPORATION

                              ********************


          Foote, Cone & Belding Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of Foote, Cone & Belding Communications, Inc. (the "Corporation") held on February 16, 1994 resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, filed with the Delaware Secretary of State on August 27, 1991, declaring said amendment to be advisable and directing that said amendment be considered at the annual meeting of the stockholders of the Corporation to be held on May 18, 1994. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the first paragraph of Article Fourth of the Restated Certificate of Incorporation of the Corporation be amended to read as set forth below and that such amendment be submitted to the stockholders of the corporation for approval, all in accordance with the requirements of the Delaware General Corporation Law:

                    "Fourth: The total number of shares of stock which the corporation shall have authority to issue is fifty million one hundred thousand (50,100,000), divided into two classes as follows:

                    (a) One hundred thousand (100,000) shares shall be of the par value of one dollar ($1.00) per share and shall be designated as Preferred Stock; and

                    (b) Fifty million (50,000,000) shares shall be of the par value of thirty-three and one-third cents (33-1/3c) per share and shall be designated as Common Stock."

          SECOND: That thereafter the annual meeting of the stockholders of the Corporation was duly called, and held on May 18, 1994, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Foote, Cone & Belding Communications, Inc. has caused its corporate seal to be hereto affixed and this certificate to be executed by Michael S. Duffey, its Vice President and Treasurer and attested by Dale F. Perona, its Secretary, this 18th day of May, 1994.



                                    /s/ Michael S. Duffey
                                    ----------------------------
                                    Vice President and Treasurer



ATTEST:


/s/ Dale F. Perona
- ------------------
Secretary


(CORPORATE SEAL)